Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Warner-Lambert Company, which is incorporated by reference in Warner-Lambert Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 25, 1999 relating to the Financial Statement Schedule, which appears in such Annual Report on Form 10-K, as amended. We also consent to the incorporation by reference in the Registration Statement of our report dated May 19, 1999 relating to the financial statements, which appears in the Annual Report of the Warner Lambert Company Savings and Stock Plan on Form 11-K for the year ended December 31, 1998. We also consent to the incorporation by reference in the Registration Statement of our report dated May 19, 1999 relating to the financial statements, which appears in the Annual Report of the Warner Lambert Company Savings and Stock Plan for Colleagues in Puerto Rico on Form 11-K for the year ended December 31, 1998.



/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP
Florham Park, New Jersey
November 1, 1999